Exhibit 16.1

[PwC Logo]

May 9, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Pacer International, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Pacer International, Inc. dated May 4, 2011. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

PricewaterhouseCoopers, LLP, 41 South High Street, Suite 2500, Columbus, OH 43215

T: (614) 225 8700, F: (614)224 1044